UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 3, 2005

CYTOMEDIX, INC.
(Exact name of registrant as it appears in its charter)

Delaware	0-28443	23-3011702
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

416 Hungerford Drive, Suite 330
Rockville, Maryland 20850
(Address of principal executive offices and zip code)

240-499-2680
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01. Entry Into a Material Definitive Agreement

On October 31, 2005, the Company entered into a distributor agreement with National Wound Therapies, LLC (“NWT”) whereby NWT was granted an exclusive license to sell gel therapy-related wound care products in more than 1,750 facilities owned or operated by members and affiliates of NWT. Cytomedix will be the exclusive provider of such products to NWT. Under the terms of the agreement, NWT is required to reach minimum order quantities totaling $5.8 million over four years. Cytomedix has the right to terminate the agreement if these minimum order quantities are not met.

On November 3, 2005, Cytomedix issued the attached press release announcing the distributor agreement with NWT. The press release is attached as Exhibit 99.1 and incorporated herein by reference.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following Exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.     Description

Exhibit 99.1     Press Release of Cytomedix, Inc. dated November 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOMEDIX, INC.

By:	/s/ Andrew S. Maslan
Andrew S. Maslan
Chief Financial Officer

Date: November 4, 2005